SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2022 (July 18, 2022)

VALUE EXCHANGE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53537	26-3767331
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 602, Block B, 6 Floor, Shatin Industrial Centre, 5-7 Yuen Shun Circuit

Shatin, N.T., Hong Kong SA

(Address of principal executive offices)

Registrant’s telephone number, including area code: (852) 2950 4288

Registrant’s Web site address: www.vei-i.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As reported below in Item 5.07, the shareholders of the Value Exchange International, Inc., a Nevada corporation, (“Company”) ratified the 2022 Equity Incentive Plan for non-director participants of the Company at the 2022 Annual Meeting of Shareholders held on July 18, 2022. The 2022 Equity Incentive Plan is attached as Attachment Two to, and is summarized in, the Company’s Annual Meeting Proxy Statement that was filed with the Commission on May 26, 2022.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Company’s Board of Directors revised Article I.03 of the Bylaws, which were drafted in 2007, on July 13, 2022, by unanimous written consent, which amendment conformed the article to current Nevada statutory provisions. The foregoing description of the amendment to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the amendment to Bylaws, a copy of which is attached hereto as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of the Company (Annual Meeting) was held remotely on July 18, 2022. At the Annual Meeting, VEII’s shareholders voted on the following four proposals and cast their votes as described below.

1.	Proposed amendment to Amended Articles of Incorporation of Company to increase the authorized number of shares of capital stock to 600 million by increasing the authorized shares of Common Stock from 100 million to 500 million was approved.

For	Against	Abstain	Broker Non-Vote
24,226,303	460,386	-0-	8,206

2.	The individuals listed below who received a majority of the votes cast “For” were elected at the Annual Meeting to serve as directors of the Company until their successors are duly elected and qualified at 2023 Annual Meeting of Shareholders of the Company:

Nominee	For	Withheld/Against	Broker Non-Vote
Chan Heng Fai Ambrose	22,606,750	4,433	2,083,712
Tsang Po Yee Bella	22,604,750	6,433	2,083,712
Tan Seng Wee Kenneth	20,041,025	2,570,158	2,083,712
Lee Yuen Fong Calinda	22,606,750	4,433	2,083,712
Robert Trapp	22,606,750	4,433	2,083,712
Lum Kan Fai Vincent	22,604,750	6,433	2,083,712
Wong Shui Yeung	22,604,750	6,433	2,083,712
Wong Tat Keung	22,604,750	6,433	2,083,712
Johan Pehrson	778,279	21,832,904	2,083,712

3.	A management proposal to ratify the appointment of Zhen Hui CPA as Company’s independent registered public accounting firm for 2022 was approved.

For	Against	Abstain
24,577,656	17,134	100,105

4.       Ratification of the Company’s 2022 Equity Incentive Plan was approved.

For	Against	Abstain
22,492,123	18,955	100,105

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

3.2	Amended Article I.03 to Bylaws
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 19, 2022	Value Exchange International, Inc.

	By:	/s/Tan Seng Wee
Tan Seng Wee, Chief Executive Officer

EXHIBIT INDEX

Exhibit 3.02	Amendment to Bylaws of Value Exchange International, Inc.

Exhibit 3.2
I.03. Written notice of annual or special meetings of shareholders stating the place, day, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by the secretary or persons authorized to call the meeting to each shareholder of record entitled to vote at the meeting. Such notice shall be given not less than ten (10) nor more than sixty (60) days prior to the date of the meeting, and such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his/her/its address as it appears on the stock transfer books of the Corporation or sent to an email address of record on the corporate records for a shareholder.